Prospectus Supplement To prospectus dated January 26, 2007	Filed pursuant to Rule 424(b)(5) Registration No. 333-139979

16,800,000 shares of Common Stock

Inuvo, Inc.

You should carefully read this prospectus supplement and the accompanying prospectus before you invest. Both documents contain information you should consider before making your investment decision.

This prospectus supplement and the accompanying prospectus relate to the issuance and sale of 16,800,000 shares of our common stock. These sales, if any, will be made pursuant to the terms of a subscription agreement and escrow agreement, the forms of which will be filed with the Securities and Exchange Commission under a Current Report on Form 8-K.

Our common stock is listed on NYSE Amex under the symbol "INUV". On December 8, 2009, the closing price of our common stock as reported on NYSE Amex was $0.23 per share.

The aggregate market value of our outstanding common stock, which is our only class of voting securities held by non-affiliates of our company, was approximately $19,000,000 on October 21, 2009. During the prior 12 calendar month period from the date of this prospectus, we did not sell any of our securities pursuant to the original prospectus dated January 26, 2007 to which this prospectus is a supplement.

Investing in our common stock involves a high degree of risk. Risks associated with an investment in our common stock are described in the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, which supersede in their entirety the risk factors beginning on page 3 of the accompanying prospectus. You should carefully consider these risk factors before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The shares of our common stock are being offered by us through members of our management and our Board of Directors who will not receive any compensation for these efforts. We may pay a finder’s fee on certain sales in this offering for sales made to purchasers introduced to us by G. Select Securities LLC, not to exceed 4% of the offering price per share. G. Select Securities LLC, a broker-dealer and member of FINRA, will not receive a finder’s fee for sales to executive officers, directors and other affiliates of our company.

Delivery of the securities being offered pursuant to the prospectus supplement will be made subject to the terms of the subscription agreement.

The date of this prospectus supplement is December 11, 2009

TABLE OF CONTENTS

Prospectus supplement                                                                                                                                     Page No.

Cautionary Note Regarding Forward Looking Information

ii

Prospectus Supplement Summary

S-1

The Offering

S-2

Risk Factors

S-3

Use of Proceeds

S-7

Plan of Distribution

S-7

Legal Matters

S-7

Experts

S-7

Limitations on Liability and Indemnification for Securities Act liabilities

S-8

Available Information

S-8

Information Incorporated by Reference

S-9

Prospectus

Prospectus Summary

1

Think Partnership Inc.

1

Risk Factors

3

Forward-Looking Statements

3

Use of Proceeds

4

Description of Securities

4

Plan of Distribution

5

Legal matters

6

Experts

6

Where You Can Find Additional Information About Us

7

Incorporation of Documents by reference

7

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing this information to you about this offering of securities in two parts. The first part is this prospectus supplement, which provides the specific details regarding the offering of our securities and also adds to and updates information contained in or incorporated by reference into the accompanying prospectus. The second part is the base prospectus dated January 26, 2007, which was included in the registration statement on Form S-3 (SEC File No. 333-139979). Generally, when we refer to this “prospectus,” we are referring to both documents combined.

You should rely on the information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information you should not rely on it. You should assume that the information contained in this prospectus supplement and the accompanying prospectus, as well as the information that we have filed with the Securities and Exchange Commission, or SEC, and incorporated by reference herein and therein, is accurate only as of the date of the applicable document. This prospectus supplement and the accompanying prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to anyone to whom it is unlawful to make an offer or solicitation.

This prospectus supplement contains the terms of this offering. This prospectus supplement, along with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, is inconsistent with the accompanying prospectus, this prospectus supplement or the document incorporated by reference in this prospectus supplement and accompanying prospectus will apply and supersede the information in the accompanying prospectus supplement.

The information contained in this prospectus supplement and the accompanying prospectus is correct only as of the date on the cover page, regardless of the date this prospectus supplement was delivered to you or the date on which you acquired any of the shares.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus supplement and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated sales efforts, expenses, the outcome of contingencies and financial results. We caution that the factors described herein and other factors could cause our actual results of operations and financial condition to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. It may not contain all of the information that may be important to you. To fully understand the investment you are contemplating, you should read carefully this entire prospectus supplement, the accompanying prospectus and the detailed information incorporated into each of them by reference before you decide to make an investment. You should pay special attention to the “Risk Factors” section of this prospectus supplement beginning on page S-4 to determine whether an investment in our common stock is appropriate for you.

When used herein, "Inuvo", "we", "us" or "our" refers to Inuvo, Inc., a Nevada corporation formerly known as Kowabunga! Inc. and formerly known as Think Partnership, Inc., and our subsidiaries. The information which appears on our websites is not part of this prospectus.

Inuvo, Inc.

We are an Internet marketing business separated into two reporting units:

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Exchange, and

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Direct.

The Exchange segment is focused on the technology, analytics and data necessary to facilitate business-to-business (B2B) advertising transactions. Revenue from our Exchange segment represented approximately 56% of our revenues for the nine months ended September 30, 2009. The Exchange segment provides performance-based marketing and technology solutions to advertisers and publishers. These solutions help advertisers acquire customers with payment for services to Inuvo occurring either on a pay per click or pay per action basis. The Exchange has tens of thousands of advertisers and thousands of publisher partners.

Our brands include:

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ValidClick AdExchange™ (www.validclick.com) is an open, quality controlled pay per click (PPC) marketplace where clicks are dynamically priced based on FeedPatrol Click Fraud Technology and Fair Isaac Click Conversion Scoring. This exclusive technology alliance is leading the way to fair market pricing for PPC advertisers based on quality and conversions.

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Second Bite® (www.secondbite.com) is a unique patent-pending order abandonment recovery technology that provides a full circle solution to recover lost revenue due to shopping cart abandonment. Using automated email messages and phone calls from helpful customer service agents, Second Bite reaches out to shoppers who have abandoned their online shopping cart and encourages them to complete their purchases.

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MyAP™ (www.myap.com) is a complete affiliate tracking and management software solution that provides merchants the ability to sign up, manage and track the activities of their affiliates through a scalable, reliable, easy-to-use, and privately branded platform with full data transparency.

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FeedPatrol is our patent-pending click fraud technology that filters suspicious clicks in real-time to prevent fraudulent click charges before they happen.

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FICO Click Conversion Score™ uses analytics based on artificial intelligence and patented profiling technologies to score publishers on their ability to drive conversions for advertisers. This score is then used for dynamic price adjustments and advertiser segmentation.

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Kolimbo (www.kolimbo.com) is a network of online web sites (affiliates) where advertiser products are displayed and where remuneration to affiliate and Inuvo occurs only upon conversion (sale) of the lead. This network of affiliates provides a market into which leading merchants in retail, B2B and niche product categories can generate sales.

Our Direct segment utilizes online techniques to acquire information about consumers that can, but has not always been, subsequently monetized over time. The primary means to monetize the consumer data has historically included a limited license of the database to other companies and/or the sale of products to the consumers whose contact information was collected. The strategy for collecting consumer data has been to target individuals interested in home business opportunities, professional recertification, baby products and nutritional supplements. We collect the consumer data, which includes name, address, phone number and email address to enable us to expand and develop the database and market various internal and external products to the consumers. We determine the interest in a variety of product offers through a combination of inbound/outbound calls to one of our telemarketing representatives, email marketing initiatives and postal offers. Revenues from our Direct segment represented approximately 44% of our total revenues for the nine months ended September 30, 2009. Examples from this segment include our Real Estate School Online (www.realestateschoolonline.com) where we sell accredited real estate licensing courses, real estate continuing education courses, and real estate exam prep courses online, on CD-ROM, or by correspondence in 40 states through our ecommerce web sites. Additionally, our web properties publisher business markets to expectant mothers and new parents through the Internet at www.babytobee.com. As a leader in prenatal and new parent e-mail and direct mail distribution, we generate leads both online and over the phone and then market those leads to consumer package goods manufacturers and advertisers. Our Direct segment generates revenues from the sale of products and sales of name databases to third parties.

Corporate Information

We were incorporated in Nevada in 1987. Our corporate headquarters and principal executive offices are located at 15550 Lightwave Drive, Third Floor, Clearwater, Florida 33760. Our telephone number at those offices is (727) 324-0046. Our fiscal year end is December 31.

THE OFFERING

Issuer:	Inuvo, Inc.

Common stock outstanding at December 9, 2009	67,768,994 shares.
Common stock being offered by us:	16,800,000 shares of our common stock.

Common stock to be outstanding after this offering if all shares are sold:	Up to 84,568,994 shares.

NYSE Amex symbol:	INUV

Use of proceeds:	The net proceeds of this offering will be added to our general funds and used for working capital, with up to $875,000 to be applied towards a reduction of the Wachovia Bank, N.A. credit facility.

RISK FACTORS

Risks Related to Our Business

Our limited operating history and relatively new business model in emerging and rapidly evolving markets make it difficult to evaluate our future prospects. We have only a limited operating history. We reported a loss of approximately $3.5 million for the nine months ended September 30, 2009 and a loss of approximately $82.2 million for the year ended December 31, 2008. There is no assurance we will generate net income in future periods. Failure to generate net income could have a material adverse effect on the trading price of our common stock.

Our success depends on our ability to continue and expand relationships with other Internet media content, advertising and product providers. The Internet includes an ever-increasing number of businesses that offer and market consumer products and services. Advertising providers allow us to generate advertising revenue from our and our affiliates’ websites, as well as profit sharing arrangements for joint effort marketing programs. We expect that with the increasing number of entrants into the Internet commerce arena, advertising costs and joint effort marketing programs will become more competitive. This competitive environment might prevent us from satisfactorily executing profit generating advertising and joint effort marketing programs in the future. This competitive environment may also prevent us from providing content and product and service providers from marketing their products and services through our or our affiliates’ websites. If we fail to continue establishing new, and maintain and expand existing, profitable advertising and joint marketing arrangements, we may suffer substantial adverse consequences to our financial condition and results of operations.

Our loan agreement with Wachovia Bank, N.A., contains covenants that can restrict our ability to borrow funds. Our loan agreement with Wachovia Bank, N.A. contains certain financial covenants as well as covenants that restrict our ability to borrow based on past financial results. If our financial results continue to deteriorate, it will further reduce our borrowing base with Wachovia and may force us to obtain funds at a higher cost.

We have agreed, and may agree in the future, to pay additional amounts in connection with acquisitions. As part of the agreements to acquire certain of our operating subsidiaries, we agreed to pay the stockholders of these entities additional consideration, or contingent payments, if the financial performance of these respective entities satisfies certain financial hurdles. As of September 30, 2009, the cash portion of these potential contingent payments totaled approximately $6.4 million. There is no assurance that we will have cash available to pay these amounts if these financial hurdles are satisfied. Thus, we may have to borrow additional monies or sell additional equity to raise the needed funds, all of which may have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

We depend on a single customer for a significant portion of our revenues. We received approximately 51% and approximately 30.7% of our net revenue for the nine months ended September 30, 2009 and the year ended December 31, 2008, respectively, from a single customer. The loss of that customer or a material change in the revenue or gross profit generated by that customer could have a material adverse impact on our business, results of operations and financial condition.

We lack long-term contracts with clients. Few of our clients retain us under contracts longer than twelve months. As a result, our revenues may be difficult to predict and may vary significantly. Because we sometimes incur costs based on expectations of future revenues, our failure to predict future revenues accurately could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Our brands are not well known. We have not been able to develop widespread awareness of our brands. Moreover, our brands may be closely associated with the success or failure of some of our Internet clients, some of whom are pursuing unproven business models in competitive markets. Lack of brand awareness or the failure or difficulty of one of our clients may damage our reputation, all of which could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

We compete with many companies, some of whom are more established and better capitalized than us. We compete with a variety of companies on a worldwide basis both through the Internet and in traditional markets. Some of these companies are larger and better capitalized than us. There are also few barriers to entry in our markets, and thus above average profit margins will likely attract additional competitors. Our competitors may develop services that are superior to, or have greater market acceptance than, our services. For example, many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and larger customer bases than us. These factors may allow our competitors to respond more quickly than we can to new or emerging technologies and changes in customer requirements. Our competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies which may allow them to build larger registrant and membership bases. In addition, current and potential competitors are making, and are expected to continue to make, strategic acquisitions or establish cooperative, and, in some cases, exclusive relationships with significant companies or competitors to expand their businesses or to offer more comprehensive products and services. To the extent these competitors or potential competitors establish exclusive relationships with major portals, search engines and ISPs, our ability to reach potential members through online advertising may be restricted. Any of these competitors could cause us difficulty in attracting and retaining registrants and converting registrants into members and could jeopardize our existing affiliate program and relationships with portals, search engines, ISPs and other Internet properties. Failure to compete effectively including by developing and enhancing our services offerings would have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Increasing government regulations or taxation could adversely affect our business. We are affected not only by regulations applicable to businesses generally, but also by federal, state, local and foreign laws, rules, regulations and taxes directly applicable to electronic communications, telecommunications and the Internet. Laws and regulations related to the Internet are becoming more prevalent, and new laws and regulations are under consideration in various jurisdictions. Many areas of law affecting the Internet remain unsettled, and it may take years to determine whether and how existing laws such as those governing consumer protection, intellectual property, libel and taxation apply to the Internet. New, or amendments to existing laws and regulations, including laws and regulations that govern, restrict, tax or affect things such as user privacy, the pricing and taxation of goods and services offered over the Internet, the content of websites, access to websites, linking of websites, outgoing email solicitations, consumer protection and the characteristics and quality of products and services offered over the Internet could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

We need to attract and retain a large number of paying members on an ongoing basis. Our Direct Segment must attract and retain a large number of paying members. To do so, we must continue to invest significant resources in order to enhance our existing products and services and to introduce new high-quality products and services. There is no assurance we will have the resources, financial or otherwise, required to enhance or develop services. Further, if we are unable to predict user preferences or industry changes, or if we are unable to modify our products and services on a timely basis, we may lose existing members and may fail to attract new registrants. Failure to enhance or develop services or to respond to the needs of our members in an effective or timely manner could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Our member acquisition costs may increase significantly. The member acquisition costs of our direct marketing businesses depend in part upon our ability to purchase advertising at a reasonable cost. Advertising costs vary over time, depending upon a number of factors, some of which are beyond our control. Historically, we have used online advertising as the primary means of marketing our services. In general, the costs of online advertising have increased substantially and are expected to continue to increase as long as the demand for online advertising remains robust. We may not be able to pass these costs on in the form of higher user fees. Continuing increases in advertising costs could thus have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Our business relies on a number of third-party providers, and their failure to perform or termination of our relationships with them could harm our business. We license technologies from third parties to facilitate our ability to provide our services. Any failure on our part to comply with the terms of these licenses could result in the loss of our rights to continue using the licensed technology, and we could experience difficulties obtaining licenses for alternative technologies. Furthermore, any failure of these third parties to provide these and other services, or errors, failures, interruptions or delays associated with licensed technologies, could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

We depend on our merchant and banking relationships, as well as strategic relationships with third parties, who provide us with payment processing solutions. From time to time, VISA and MasterCard increase the fees that they charge processors. We may attempt to pass these increases along to our merchant customers, but this might result in the loss of those customers to our competitors who do not pass along the increases. Our revenues from merchant account processing are dependent upon our continued merchant relationships which are highly sensitive and can be canceled if customer charge-backs escalate and generate concern that the Company has held back sufficient funds in reserve accounts to cover these charge-backs. Cancellation by our merchant providers would most likely result in the loss of new customers and lead to a reduction in our revenues.

We depend on credit card processing for a majority of our membership programs, to include but not be limited to Visa, Mastercard, American Express, and Discover. Significant changes to the merchant operating regulations, merchant rules and guidelines, card acceptance methods and or card authorization methods could significantly impact our revenues. Additionally our membership programs are accepted under a negative option billing term, and change in regulation of negative option billing could significantly impact our revenue.

We are exposed to risks associated with credit card fraud and credit payment. Many of our customers use credit cards to pay for our services. We have suffered losses, and may continue to suffer losses, as a result of membership orders placed with fraudulent credit card data, even though the associated financial institution approved payment. Under current credit card practices, a merchant is liable for fraudulent credit card transactions when the merchant does not obtain a cardholder’s signature. A failure to adequately control fraudulent credit card transactions would result in significantly higher credit card-related costs and could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

We must continually seek new members to maintain or increase our current level of revenue. Internet users, in general, freely navigate and switch among a large number of websites. We cannot assure you that we will be able to add more members than we lose each month. Failure to increase our membership on a cost-effective basis could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

We may incur liability if we fail to adequately protect personal information. Our business handles personally identifiable information pertaining to our members and visitors residing in the United States as well as foreign countries. Many jurisdictions have adopted privacy, security, and data protection laws and regulations intended to prevent improper use and disclosure of personally identifiable information. In addition, some jurisdictions impose database registration requirements for which significant monetary and other penalties may be imposed for failure to comply. These laws, which are subject to change and may be inconsistent, may impose costly administrative requirements, limit our handling of information, and subject us to increased government oversight and financial liabilities all of which could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

We may be unable to protect our intellectual property. We cannot guaranty that we can safeguard or deter misappropriation of our intellectual property. In addition, we may not be able to detect unauthorized use of our intellectual property and take appropriate steps to enforce our rights. If former employees or third parties infringe or misappropriate our trade secrets, copyrights, trademarks or other proprietary information or intellectual property, our business could be seriously harmed. In addition, although we believe that our proprietary rights do not infringe the intellectual property rights of others, other parties may assert infringement claims against us or claim that we have violated their intellectual property rights. These claims, even if not true, could result in significant legal and other costs all of which could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Demand for our services may decline due to the proliferation of “spam” and software designed to prevent its delivery. Our business may be adversely affected by the proliferation of “spam” and other unwanted Internet solicitations. In response to such proliferation, Internet Service Providers (“ISP’s”) have been adopting technologies, and individual computer users are installing software on their computers that are designed to prevent the delivery of certain Internet advertising, including legitimate solicitations such as those delivered by us. We cannot assure you that the number of ISP’s and individual computer users who employ these or other similar technologies and software will not increase, thereby diminishing the efficacy of our services. In the case that one or more of these technologies are widely adopted or the software widely utilized, demand for our services would decline. During the Fourth Quarter of Fiscal 2006 and continuing through 2007, we recognized a decline in our email marketing revenue due to the factors mentioned above, and may continue to experience declines despite our best efforts to maintain “Best Practices” in the execution of our email business.

Our quarterly operating results can be difficult to predict and can fluctuate substantially, which could result in volatility in the price of our common stock. Our quarterly revenues and other operating results have varied in the past and are likely to continue to vary significantly from quarter to quarter. Our agreements with clients do not require minimum levels of usage or payments, and our revenues, therefore, fluctuate based on the actual usage of our service each quarter by existing and new clients. Quarterly fluctuations in our operating results also might be due to numerous other factors, including:

Our ability to attract new clients, including the length of our sales cycles, or to sell increased usage of our service to existing clients;

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Technical difficulties or interruptions in our services;

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Changes in privacy protection and other governmental regulations applicable to our industry;

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Changes in our pricing policies or the pricing policies of our competitors

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The financial condition and business success of our clients;

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Purchasing and budgeting cycles of our clients;

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Acquisitions of businesses and products by us or our competitors;

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Competition, including entry into the market by new competitors or new offerings by existing competitors;

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Our ability to hire, train and retain sufficient sales, client management and other personnel;

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Timing of development, introduction and market acceptance of new services or service enhancements by us or our competitors; and

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General economic and financial market conditions.

Many of these factors are beyond our control, and the occurrence of one or more of them could cause our operating results to vary widely. Because of quarterly fluctuations, we believe that quarter-to-quarter comparisons of our operating results are not necessarily meaningful. We may fail to forecast accurately the behavior of existing and potential clients or the demand for our service. Our expense levels are based, in significant part, on our expectations as to future revenues and are largely fixed in the short term. As a result, we could be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenues. Variability in our periodic operating results could lead to volatility in our stock price as equity research analysts and investors respond to quarterly fluctuations.

Risks Related to Our Common Stock

The market price for shares of our common stock has declined substantially in recent months and may continue to be highly volatile and subject to wide fluctuations.

The market for common stock has recently been subject to significant disruptions that have caused substantial volatility in the prices of these securities, which may or may not have corresponded to the business or financial success of the particular company. The market price for shares of our common stock has declined substantially in recent months and could decline further if our future operating results fail to meet or exceed the expectations of market analysts and investors and/or current economic or market conditions persist or worsen.

Some specific factors that may have a significant effect on the future market price of our shares of common stock include:

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actual or expected fluctuations in our operating results;

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variance in our financial performance from the expectations of market analysts;

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changes in general economic conditions or conditions in our industry generally;

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changes in conditions in the financial markets;

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our inability to raise additional capital;

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changes in applicable laws or regulations, court rulings and enforcement and legal actions;

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additions or departures of key management personnel;

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actions by our stockholders;

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changes in market prices for our products; and

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changes in stock market analyst research and recommendations regarding the shares of our common stock, other comparable companies or our industry generally.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the affected companies. These broad market and industry factors may materially harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Such litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition and results of operations. As a result of these and other factors, you may be unable to resell your shares of our common stock at or above the price you paid for such shares.

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering for working capital, with up to $875,000 to be applied towards a reduction of the Wachovia Bank, N.A. credit facility. The net proceeds may be invested temporarily until they are used for their stated purpose. Our management will retain broad discretion as to the allocation of the net proceeds from this offering. Pending application of the net proceeds, we intend to invest the proceeds in highly liquid, investment-grade securities and money market funds.

PLAN OF DISTRIBUTION

We will enter into subscription agreements and escrow agreements with investors for the purchase of shares in this offering. Executive officers, members of our Board of Directors and other affiliates of our company may purchase the shares of our common stock offered hereby. The terms of the offering will provide that the subscription proceeds will be deposited into escrow with Schneider Weinberger & Beilly LLP who will act as escrow agent. At such time as we have either entered into definitive agreements with Wachovia Bank, N.A. to modify the existing loan and credit facilities upon terms and conditions satisfactory to us (the “Wachovia Condition”), the subscription proceeds will be released to us, and this offering will close. If the Wachovia Condition has not been satisfied by 5 p.m., Eastern Time, on January 15, 2010, none of the shares of our common stock offered hereby will be sold, and all the funds which had been deposited into escrow will be returned to the subscribers without interest or deduction. Each subscriber has the option of waiving the Wachovia Condition prior to this January 15, 2010 deadline.

Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase shares and will inform investors of the closing date as to such shares. Assuming the satisfaction of the Wachovia Condition, we currently anticipate that the closing of the sale of the shares will take place immediately thereafter.

The shares of our common stock are being offered by members of our management and our Board of Directors, who will not receive any compensation for these efforts. We may pay a finder’s fee on certain sales in this offering made to purchasers introduced to us by G. Select Securities LLC, not to exceed 4% of the offering price per share. G. Select Securities LLC, a broker-dealer and member of FINRA, will not receive a finder’s fee for sales to executive officers, directors and other affiliates of our company. We are not able at this time to estimate the amount of finder’s fee we may pay. We will also pay legal expenses for certain investors not to exceed $12,500 in the aggregate.

The foregoing is a brief summary of the material provisions of the subscription agreement and escrow agreement and does not purport to be a complete statement of their terms and conditions. The form of subscription agreement and escrow agreement will be included as exhibits to our Current Report on Form 8-K that will be filed with the SEC. See "Where You Can Find More Information" in this prospectus supplement.

The transfer agent for our common stock is Colonial Stock Transfer Company, Inc., Salt Lake City, Utah.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

EXPERTS

Our audited consolidated balance sheet as of December 31, 2008, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2008 appearing in our Annual

Report on Form 10-K for the year ended December 31, 2008, as amended, which is incorporated by reference in this prospectus supplement, have been audited by Grant Thornton LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing. Our audited consolidated balance sheet as of December 31, 2007, and the related consolidated statement of operations, stockholders' equity and cash flows for the year ended December 31, 2007 appearing in our Annual Report on Form 10-K for the year ended December 31, 2008, as amended, which is incorporated by reference in this prospectus supplement, have been audited by Blackman Kallick, LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Nevada Revised Statutes allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

(a)

the officer or director conducted himself or herself in good faith;

(b)

his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

(c)

in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding, by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

AVAILABLE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any materials that we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with it.

Our Internet address is www.inuvo.com. We make available free of charge, through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information which appears on this web site is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering of securities covered by this prospectus:

our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended;

our definitive proxy statement on Schedule 14A as filed on April 30, 2009,

a Current Report on Form 8-K as filed on March 31, 2009;

a Current Report on Form 8-K as filed on May 5, 2009;

our Quarterly Report on Form 10-Q for the period ended March 31, 2009,

a Current Report on Form 8-K as filed on May 14, 2009;

a Current Report on Form 8-K as filed on July 14, 2009;

a Current Report on Form 8-K/A as filed on July 23, 2009;

a Current Report on Form 8-K as filed on July 24, 2009;

our Quarterly Report on Form 10-Q for the period ended June 30, 2009;

a Current Report on Form 8-K as filed on August 14, 2009;

our Quarterly Report on Form 10-Q for the period ended September 30, 2009;

a Current Report on Form 8-K as filed on November 24, 2009; and

a Current Report on Form 8-K as filed on December 1, 2009.

We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: Corporate Secretary, Inuvo, Inc., 15550 Lightwave Drive, Third Floor, Clearwater, Florida 33760.

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document.

$50,000,000

Offered by

COMMON STOCK

WARRANTS

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We may, from time to time in one or more offerings, sell up to $50,000,000 in the aggregate, inclusive of any exercise price thereof, of:

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Shares of our common stock;

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Warrants to purchase shares of our common stock; or

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Any combination of the foregoing.

We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

Our common stock is listed on the American Stock Exchange under the symbol “THK.” The AMEX closing price of our common stock on January 8, 2007 was $3.15.

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THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors” and “Forward Looking Statements” on page 3 of this prospectus.

________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is being made concurrently with the following offerings: up to 23,625,301 shares of our common stock offered by the selling stockholders described therein pursuant to a registration statement which became effective on July 24, 2006 (File No. 333-121761); up to 53,281,511 shares of our common stock offered by the selling stockholders described therein pursuant to a registration statement which became effective on August 1, 2006 (File No. 333-134823); and up to 10,943,425 shares of our common stock offered by the selling stockholders described therein pursuant to a registration statement which became effective on September 25, 2006 (File No. 333-137141).

The date of this Prospectus is January 26, 2007

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THINK PARTNERSHIP INC	1
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	4
DESCRIPTION OF SECURITIES	4
PLAN OF DISTRIBUTION	5
LEGAL MATTERS	6
EXPERTS	6
WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US	7
INCORPORATION OF DOCUMENTS BY REFERENCE	7

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may offer from time to time up to $50,000,000 in the aggregate, inclusive of any exercise price thereof, of the following securities:

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Shares of our common stock;

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Warrants to purchase shares of our common stock; or

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Any combination of the foregoing.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with our additional information available to you. This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under the heading “Where You Can Find Additional Information About Us; Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our respective agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

THINK PARTNERSHIP INC.

In this prospectus, the terms “the company,” “we,” “us,” and “our” refer to Think Partnership Inc. and, unless the context otherwise requires, its subsidiaries.

We are a Nevada corporation headquartered in Clearwater, Florida. Through our wholly-owned direct and indirect subsidiaries we provide world class technology solutions to businesses and individuals. As of January 12, 2007 we employed 248 persons. As of January 12, 2007 we operate in thirteen locations across the United Sates and one location in each of Canada, Hong Kong and the United Kingdom. Our principal executive offices are located at 28050 US 19 North, Suite 509, Clearwater, Florida 33761. Our telephone number is (727) 324-0046. The address of our website is www.thinkpartnership.com.

From 1993 until 1997 we had no operations. In 1997, we acquired two private companies that were subsequently divested. In March 2001, we acquired WorldMall.com which was reincorporated in June 2002 as WebSourced, Inc. and subsequently changed its name to MarketSmart Interactive, Inc. Since 2002 we have acquired a total of fourteen companies which now serve as the platform for all of our business operations. Our business is organized into four segments: Network, Direct, Advertising and Consumer Services.

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Our Network segment, comprised of our wholly-owned subsidiaries PrimaryAds, Inc., Litmus Media, Inc., Ozona Online Network, Inc. and Kowabunga! Marketing, Inc., offers affiliate marketing solutions to online marketers and advertisers and world class technology solutions. PrimaryAds is a cost-per-action affiliate marketing network that places its clients’ advertisements on partner websites within its affiliate network and generates revenue each time a web user accepts a desired action, such as signing up for an email or filling out a survey. Litmus provides click fraud protected advertising distribution technologies for the performance-based advertising, search marketing, and e-retailing industries through its ValidClick Search Network (http://www.validclick.com). In the merchant solutions arena, Litmus provides online merchants with a unique patent-pending order abandonment recovery technology, called Second Bite, helping online retailers increase sales by automatically following up with abandoned shoppers to help them complete their purchases. Ozona Online Network provides start-to-finish web design, customized web-based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access. Kowabunga! provides Internet marketing software technologies, including software for affiliate marketing, search engine marketing and opt-in email marketing.

Our Direct segment, comprised of our wholly-owned subsidiaries Morex Marketing Group LLC and iLead Media, Inc., primarily provides lead generation services. Morex is a life stages lead generation business that focuses on marketing to expectant mothers and new parents. Morex focuses on generating leads both online and over the phone and markets those leads to Consumer Package Goods manufacturers and advertisers. iLead provides online home business opportunities for individuals throughout the United States through membership in its programs that provide information and resources for the resale of goods online, and access to overstock and dollar-shop goods through iLead’s inventories and through goods available from drop-ship partners. iLead also generates revenue from the sale of customer leads to third parties, as well as the sale of partner memberships or products.

Our Advertising segment, comprised of our wholly-owned subsidiaries, MarketSmart Advertising, Inc., MarketSmart Interactive, Inc., and Web Diversity Ltd., provides online and off-line advertising, branding, and interactive marketing solutions. MarketSmart Advertising is a traditional off-line advertising agency that provides branding, collateral advertising, public relations, television advertising, and radio advertising services in seven states and the District of Columbia. MarketSmart Interactive offers interactive marketing solutions to approximately 150 clients designed to help businesses increase revenues from their websites by utilizing a variety of interactive marketing channels, such as search engine optimization, paid search and affiliate marketing. Web Diversity provides paid search management and organic search optimization services. We recently consolidated our MarketSmart Interactive online business into the operations of our MarketSmart Advertising subsidiary. We believe that this consolidation effort will allow us to realize significant improvements in operating efficiencies.

Our Consumer Services segment is comprised of our direct and indirect subsidiaries, Real Estate School Online, Inc., Cherish, Inc., Vintacom Florida, Inc. and Personals Plus, Inc. Real Estate School Online is an online real estate education site, providing accredited real estate licensing courses in Florida and Georgia. Cherish, Inc. and its wholly-owned subsidiaries, Personals Plus, Inc. and Vintacom Florida, Inc. offer a wide variety of online dating communities designed to allow individuals to search for friends, partners and future spouses using interactive websites. Users specify the type of person or couple they are looking for by age, gender, hobbies, and location, and then make contact with that individual or individuals in an online environment. Revenues are generated from a monthly membership fee, which allows users to obtain complete access to the individual community. Some of Cherish’s websites also display adult content, and encourage the exploration of alternative lifestyles, in addition to providing dating and relationship services. On November 10, 2006 we announced a new letter of intent to sell the dating portion of our Consumer Services segment. We have yet to enter into a definitive agreement for this sale. There is no assurance that we will enter into such a definitive agreement or that we will be able to complete the sale of our dating business. If consummated, we believe the sale of our dating business will better focus our management time and capital on integration and growth opportunities for our online marketing and advertising business segment.

More comprehensive information about our products is available through our Internet website http://www.thinkpartnership.com. The information on our website is not incorporated by reference into this prospectus.

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RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our Current Report on Form 8-K filed with the SEC on June 7, 2006, which are incorporated into this prospectus by reference and in the applicable prospectus supplement, or in any updates in our Quarterly Reports on Form 10−Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Moreover, we operate in a very competitive and rapidly changing environment. It is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein include forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

You can generally identify forward-looking statements by terms such as “may,” “should,” “could,” “will”, “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of our industries and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors” as well as in our in our Current Report on Form 8-K filed with the SEC on June 7, 2006, which are incorporated into this prospectus by reference, and in our most recent Annual Report on Form 10−K under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by us hereby. Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus for working capital, capital expenditures and other general corporate purposes. We may also use such proceeds to fund acquisitions of businesses, technologies or product lines that complement our current business. However, we currently have no commitments or agreements for any specific acquisitions.

DESCRIPTION OF SECURITIES

Common Stock

We have the authority under our Articles of Incorporation, as amended, to issue up to 200 million shares of our common stock, par value $0.001 per share. As of January 9, 2007, there were 64,278,120 shares of our common stock issued and outstanding. The shares of our common stock that are the subject of this prospectus are part of a class of capital stock that has been registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Please see the description of common stock set forth in our registration statement on Form SB-2 (Registration No. 333-121761) filed with the SEC on December 30, 2004, and any amendments thereto or reports filed for the purpose of updating such description, which description is incorporated by reference into our registration statement on Form 8-A filed with the SEC on February 28, 2005.

Warrants

We may issue warrants to purchase shares of our common stock. The warrants may be issued independently or together with shares of our common stock and may be attached to or separate from the shares of our common stock. The warrants are to be issued under warrant agreements all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The following description of the warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

The applicable prospectus supplement will describe the following terms of warrants offered:

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the title of the warrants;

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the price or prices at which the warrants will be issued;

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the provisions, if any, for changes to or adjustments in the exercise price;

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the provisions, if any, for call rights or put rights relating to the warrants or the underlying securities;

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the date on which the right to exercise the warrants shall commence and the date on which the right will expire;

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if applicable, the number of warrants issued with each share of our common stock;

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if applicable, the date on and after which the warrants and the related common stock will be separately transferable;

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a discussion of any material federal income tax consequences of holding or exercising the warrants; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder to purchase for cash such shares of our common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby.

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PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

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the name or names of any underwriters, if any, and if required, any dealers or agents;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or re-allowed or paid to dealers; and

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the purchase price of the securities and the proceeds we will receive from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or re-allowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

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fixed price or prices, which may be changed from time to time;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices; or

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negotiated prices.

If we use underwriters in the sale of securities, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”).

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

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Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Any person or entity participating in a distribution of our securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by any participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Underwriters may also cover an over-allotment or short position by exercising their over-allotment option, if any. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed on for us by Rosenfeld Roberson Johns & Durrant, Las Vegas, Nevada.

EXPERTS

Our consolidated financial statements for the years ended December 31, 2005 and 2004 incorporated in this prospectus by reference from our Annual Report on Form 10-KSB for the year ended December 31, 2005 have been audited by Blackman Kallick Bartelstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Morex Marketing Group, LLC for the years ended December 31, 2005 and 2004 and the combined financial statements of Catamount Group, LLC, Catamount Management, LLC and Plan Bee, LLC for the years ended December 31, 2005 and 2004 incorporated by reference in this prospectus from our Current Report on Form 8-K filed June 7, 2006 have been audited by Blackman Kallick Bartelstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Litmus Media, Inc. for the years ended December 31, 2005 and 2004 incorporated by reference in this prospectus from our Current Report on Form 8-K/A filed May 17, 2006 have been audited by Blackman Kallick Bartelstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of iLead Media, Inc. for the year ended December 31, 2005 incorporated by reference in this prospectus from our Current Report on Form 8-K filed May 30, 2006 have been audited by Blackman Kallick Bartelstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The financial statements of iLead Media, Inc. for the year ended December 31, 2004 incorporated by reference in this prospectus from our Current Report on Form 8-K filed

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May 30, 2006 have been audited by Hansen, Bradshaw, Malmrose & Erickson, P.C., an independent public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other documents with the SEC. We also furnish our shareholders annual reports containing financial statements audited by our independent accountants and make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer, and the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers such as us that file electronically with the SEC. The address of that site is www.sec.gov. We also make available free of charge on or through our Internet website, www.thinkpartnership.com, our annual, quarterly and current reports, and, if applicable, amendments to those reports, filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such reports with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus and any prospectus supplement. This prospectus and any prospectus supplement, which constitutes a part of that registration statement, does not contain all the information contained in that registration statement and its exhibits and schedules. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the securities offered hereby, reference is made to such registration statement, exhibits and schedules. The registration statement and any of amendments to the registration statement, including exhibits and schedules filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying through the SEC’s Public Reference Room and the SEC website referenced above.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus and any prospectus supplement the information that we file with it. This means that we can disclose important information to you by referring you to other documents that contain such information. The information we incorporate by reference is considered to be part of this prospectus and any prospectus supplement, and information we later file with the SEC will automatically update and supersede the information in this prospectus and any prospectus supplement. The following documents filed by us with the SEC are incorporated herein by reference:

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our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the SEC on March 31, 2006;

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our Amendment No. 1 to Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2005, filed with the SEC on June 13, 2006;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, filed with the SEC on May 15, 2006;

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our Amendment No. 1 to Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2006 filed with the SEC on June 13, 2006;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006, filed with the SEC on August 10, 2006;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006, filed with the SEC on November 6, 2006;

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our current reports on Form 8-K filed with the SEC on January 25, 2006, January 31, 2006, February 3, 2006, February 22, 2006, March 15, 2006, March 22, 2006 (two separate reports filed), April 10, 2006, May 2, 2006, May 12, 2006, May 16, 2006, May 17, 2006, May 30, 2006 June 7,

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2006, June 12, 2006, June 29, 2006, July 6, 2006, August 4, 2006, August 10, 2006, September 6, 2006; October 20, 2006; November 1, 2006; November 6, 2006; November 9, 2006; December 13, 2006; and January 2, 2007;.

•

the description of our common stock set forth in our registration statement on Form SB-2 (Registration No. 333-121761) filed with the SEC on December 30, 2004, including any amendments thereto or reports filed for the purpose of updating such description, and incorporated by reference into our registration statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act with the SEC on February 28, 2005; and

•

all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced in (i) above.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8−K which is not deemed to be filed and not incorporated by reference herein.

Upon written or oral request, we will provide to each person to whom a copy of this prospectus or any prospectus supplement is delivered, including a beneficial owner, a copy of any or all of the information that has been incorporated by reference in this prospectus and any prospectus supplement, and any exhibits specifically incorporated by reference in those documents, at no cost to the requester. You may request copies by contacting us at the following address or telephone numbers: 28050 US 19 North, Suite 509, Clearwater, Florida 33761, (727) 324-0046.

Any statement incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for the purpose of the registration statement, this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the registration statement, this prospectus or any prospectus supplement.

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PROSPECTUS

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January 12, 2007